UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey (Channel Islands)	3990	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North Warmley, Bristol United Kingdom (Address of principal executive offices)		BS30 8XP (Zip Code)

+44 117 9753200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 21, 2019, in connection with the previously announced refinancing transactions, upon satisfaction of the conditions precedent, the following agreements to which Amcor plc (the “Company”) is a party, became effective:

(a)         in connection with the Note and Guarantee Agreement dated as of December 15, 2009, as amended pursuant to Amendment No. 1 dated June 28, 2013 (the “2009 Note Agreement”) among the Company, Amcor Finance (USA), Inc. (“AFIN USA”), Amcor Limited (“Amcor Limited”) and the purchasers listed on Schedule A thereto, pursuant to which AFIN USA issued its (i) 5.38% Series A Guaranteed Senior Notes due 2016 in an aggregate principal amount of U.S.$275,000,000, (ii) 5.69% Series B Guaranteed Senior Notes due 2018 in an aggregate principal amount of U.S.$300,000,000 and (iii) 5.95% Series C Guaranteed Senior Notes due 2021 in an aggregate principal amount of U.S.$275,000,000 (the “2009 Series C Notes”), Amendment No. 2 dated as of June 6, 2019 (the “2009 Amendment”) to the 2009 Note Agreement (as amended by the 2009 Amendment, the “Amended 2009 Note Agreement”), among the Company, AFIN USA, Amcor Limited, Amcor UK Finance plc (“AUKF”) and the holders of 2009 Series C Notes signatory thereto; and

(b)         in connection with the Note and Guarantee Agreement dated as of September 1, 2010, as amended pursuant to Amendment No. 1 dated June 28, 2013 (the “2010 Note Agreement”), among the Company, AFIN USA, Amcor Limited and the purchasers listed on Schedule A thereto, pursuant to which AFIN USA issued its (i) 3.44% Series A Guaranteed Senior Notes due 2015 in an aggregate principal amount of €50,000,000 and (ii) 5.00% Series B Guaranteed Senior Notes due 2020 in an aggregate principal amount of €100,000,000 (the “2010 Series B Notes”), Amendment No. 2 dated as of June 6, 2019 (the “2010 Amendment” and, together with the 2009 Amendment, the “USPP Amendments”) to the 2010 Note Agreement (as amended by the 2010 Amendment, the “Amended 2010 Note Agreement” and, together with the Amended 2009 Note Agreement, the “Amended Note Agreements”), among the Company, AFIN USA, Amcor Limited, AUKF and the holders of the 2010 Series B Notes signatory thereto.

Effect of the Amendment Agreements

In connection with the foregoing, the Company was added as the Parent Guarantor under, and as defined in, the Amended Note Agreements.  In such capacity, the Company has certain performance obligations under the Amended Note Agreements and has guaranteed the financial obligations of AFIN USA with respect to the 2009 Series C Notes and 2010 Series B Notes.

The Amended Note Agreements

The scheduled maturity dates of the 2009 Series C Notes and the 2010 Series B Notes are December 15, 2021 and September 1, 2020, respectively.

The Amended Note Agreements each contain affirmative and negative covenants that are usual and customary for senior unsecured private placement note agreements. The negative covenants in the Amended Note Agreements include, among other things, limitations (each of which is subject to customary exceptions for financings of these types) on the Company’s ability to:

•            grant liens;

•            sell assets; and

•            incur additional subsidiary debt.

The Amended Note Agreements also provide for customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or other amounts; cross-default to material financial indebtedness; material monetary judgments; inability of the Company or its material subsidiaries to pay its debts as they become due; inaccuracy of representations and warranties in any material respect; insolvency and bankruptcy events of the Company or its material subsidiaries; breach of covenants; defined benefit plan events; and cessation of guarantees.

The foregoing descriptions of the Amended Note Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each Amended Note Agreement.  The Amended 2009 Note Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  The Amended 2010 Note Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Amended Note Agreements is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 dated as of June 6, 2019 to the 2009 Note Agreement, among the Company, AFIN USA, Amcor Limited, Amcor UK Finance plc and the holders of 2009 Series C Notes signatory thereto
10.2	Amendment No. 2 dated as of June 6, 2019 to the 2010 Note Agreement, among the Company, AFIN USA, Amcor Limited, AUKF and the holders of the 2010 Series B Notes signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

/s/ Damien Clayton
Date: June 27, 2019	Name:	Damien Clayton
	Title:	Company Secretary